UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 18, 2008

   BSML, Inc.

(Exact name of registrant as specified in its charter)

   Utah       1-11064       87-0410364

(State or other (Commission (I.R.S. Employer

jurisdiction of file number) Identification No.)

incorporation)

460 North Wiget Lane

   Walnut Creek, California       94598

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director, Chief Financial Officer

Effective February 18, 2008, BSML, Inc. (the "Company") appointed Marc Applebaum as the Company's new Chief Financial Officer. Additionally, on February 19, 2008, the Company appointed Mr. Applebaum as a member of the Company's Board of Directors.

Prior to his joining the Company, Mr. Applebaum, 52, was Chief Financial Officer of Education Enrichment Resources Inc., a distributor of computer software and supplies to school districts from 2007 to 2008. Prior to that, he served as Chief Financial Officer of InfiLaw Corp., a consortium of law schools from 2006 to 2007. He also served as Senior Vice President and Treasurer of Q.E.P. Co., Inc. (NASD:QEPC), an international manufacturer and distributor of flooring accessory products from 1997 to 2006. He worked as Senior Vice President of Finance and Control Pueblo with Xtra International Inc., a grocery and video chain with locations in Florida, Puerto Rico and the U.S. Virgin Islands from 1993 to 1997. Mr. Applebaum was an Audit Partner with Coopers & Lybrand from 1991 to 1993. He is a graduate of the University of Pennsylvania with a BS in Economics. He is also a Certified Public Accountant licensed in Florida, and a member of the American Institute of Certified Public Accountants.

In connection with his appointment as CFO of the Company, Mr. Applebaum will be paid a base salary of $150,000 per year, which may be increased to $175,000 based on profitability of the Company. Mr. Applebaum will also receive an annual $25,000 bonus for participation on the Company's Board of Directors, and may receive an additional bonus of 20% of his annual salary, determined by achievement of the goals and objectives agreed to by the Company and Mr. Applebaum. The percentage bonus will increase based on a proportionate increase in EBITDA, up to a maximum of 40% of his base salary. He will also receive $5,000 as reimbursement of relocation expenses. Additionally, Mr. Applebaum received options to purchase up to 75,000 shares of the Company's common stock, at an exercise price of $0.40 per share. The options vest over three years of employment with BSML.

If Mr. Applebaum's employment with BSML is terminated for no cause before the first anniversary of his employment with the Company, he will receive severance pay equal to three months base salary, and an additional month's salary will be added for each additional year of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 22, 2008

BSML, Inc.

By:  /s/ Andrew Rudnick

Andrew Rudnick

Chief Executive Officer